Exhibit 99.1

Vroom Announces First Quarter 2026 Results

$98.4 million stockholders' equity as of March 31, 2026

NEW YORK – May 14, 2026 – Vroom, Inc. (Nasdaq:VRM) today announced financial results for the first quarter ended March 31, 2026.

HIGHLIGHTS OF FIRST QUARTER 2026

•
$98.4 million stockholders' equity as of March 31, 2026 and $86.5 million tangible book value(1) as of March 31, 2026
•
$56.4 million consolidated total available liquidity(2) as of March 31, 2026, consisting of:
o
$14.5 million cash and cash equivalents
o
$14.9 million of liquidity available to UACC under the warehouse credit facilities
o
$27.0 million of available liquidity from delayed draw facility, further strengthening our liquidity position to execute our long-term strategy
•
$22.5 million preferred stock issued by Vroom Automotive LLC to SPE Holdings in January 2026
•
$(19.6) million net loss attributable to controlling interest and common shareholders for the first quarter 2026
•
$(18.2) million adjusted net loss(3) for the first quarter 2026
•
$11.7 million increase in net loss and $20.6 million decrease in adjusted net loss(3) for the trailing twelve months ended March 31, 2026 compared to trailing twelve months ended March 31, 2025
•
$25.0 to $30.0 million updated full year adjusted net loss guidance(4)
•
$28.5 million existing notes expected to be exchanged for $50.0 million new Senior Secured Delayed Draw Convertible Note due 2032, expected to close in June 2026

(1)	Tangible book value is a non-GAAP measure and represents total stockholders' equity of $98.4 million, excluding intangible assets of $11.9 million as of March 31, 2026.
(2)

Total available liquidity is a non-GAAP measure and represents $14.5 million of unrestricted cash and cash equivalents, as well as $14.9 million of availability from warehouse credit facilities and $27.0 million of availability from delayed draw facility.

(3)	Adjusted net income (loss) is a non-GAAP measure. For definitions and a reconciliation to the most comparable GAAP measure, please see Non-GAAP Financial Measures section below.
(4)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for the full year 2026 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for historical periods in the reconciliation table in the Non-GAAP Financial Measures above.

Tom Shortt, Chief Executive Officer of Vroom, said, “During the first quarter 2026 we introduced our new dealer portal Fast Lane, on the same state-of-the-art technology platform as our Credit Decision Engine which was implemented in 2025. We continue to make technology investments and are excited about the additional value we can bring to dealers and consumers as we continue to add new functionality to this platform. Early performance indicators and multivariate loss projections indicate strong performance from vintages underwritten since Q3 2025 under this new model.”

Fresh Start Accounting

As a result of emerging from a voluntary proceeding (the “Prepackaged Chapter 11 Case”) under Chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time, on January 14, 2025, (the "Effective Date") and qualifying for the application of fresh-start accounting, at the Effective Date, Vroom’s assets and liabilities were recorded at their estimated fair values which, in some cases, are significantly different than amounts included in our financial statements prior to the Effective Date. Accordingly, our consolidated financial statements after the Effective Date are not comparable with our consolidated financial statements on or before that date. References to “Successor” relate to our financial position and results of operations after the Effective Date. References to “Predecessor” refer to our financial position and results of operations on or before the Effective Date.

The combined results (referenced as “Non-GAAP Combined” or “Combined”) for the three months ended March 31, 2025, represent the sum of the reported amounts for the Predecessor period from January 1, 2025, through January 14, 2025, and the Successor period from January 15, 2025, through March 31, 2025. These combined results are not considered to be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from the Prepackaged Chapter 11 Case and are not necessarily indicative of future results. Accordingly, the results for the combined three months ended March 31, 2025, (prepared on a Non-GAAP basis) and three months ended March 31, 2026, (prepared on a GAAP basis) may not be comparable, particularly for statement of operations line items significantly impacted by the reorganization transactions and the impact of fresh start accounting.

FIRST QUARTER 2026 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted. The following financial information is unaudited.

	Successor		Predecessor	Non-GAAP Combined	Non-GAAP	Non-GAAP
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three months ended March 31,
	2026	2025	2025	2025	$ Change	% Change
	(in thousands)
Interest income	$42,476	$37,157	$7,183	$44,340	$(1,864)	(4.2)%

Interest expense:
Warehouse credit facility	3,439	4,618	1,017	5,635	(2,196)	(39.0)%
Securitization debt	8,620	6,548	1,178	7,726	894	11.6%
Total interest expense	12,059	11,166	2,195	13,361	(1,302)	(9.7)%
Net interest income	30,417	25,991	4,988	30,979	(562)	(1.8)%

Realized and unrealized losses, net of recoveries	24,683	11,100	6,792	17,892	6,791	38.0%
Net interest income (loss) after losses and recoveries	5,734	14,891	(1,804)	13,087	(7,353)	(56.2)%

Noninterest income:
Servicing income	1,139	1,254	192	1,446	(307)	(21.2)%
Warranties and GAP income, net	2,686	4,079	307	4,386	(1,700)	(38.8)%
CarStory revenue	1,333	2,392	432	2,824	(1,491)	(52.8)%
Other income	2,041	2,481	113	2,594	(553)	(21.3)%
Total noninterest income	7,199	10,206	1,044	11,250	(4,051)	(36.0)%

Expenses:
Compensation and benefits	19,146	16,067	2,823	18,890	256	1.4%
Professional fees	4,520	5,347	297	5,644	(1,124)	(19.9)%
Software and IT costs	3,161	2,402	457	2,859	302	10.6%
Depreciation and amortization	1,340	575	1,057	1,632	(292)	(17.9)%
Interest expense on corporate debt	1,212	480	176	656	556	84.8%
Impairment charges	—	4,156	—	4,156	(4,156)	(100.0)%
Other expenses	2,408	2,370	371	2,741	(333)	(12.1)%
Total expenses	31,787	31,397	5,181	36,578	(4,791)	(13.1)%

Loss from continuing operations before reorganization items and provision for income taxes	(18,854)	(6,300)	(5,941)	(12,241)	(6,613)	54.0%
Reorganization items, net	—	—	51,036	51,036	(51,036)	(100.0)%
(Loss) income from continuing operations before provision for income taxes	(18,854)	(6,300)	45,095	38,795	(57,649)	(148.6)%
Provision for income taxes from continuing operations	192	150	5	155	37	23.9%
Net (loss) income from continuing operations	$(19,046)	$(6,450)	$45,090	$38,640	$(57,686)	(149.3)%
Net (loss) income from discontinued operations	$(12)	$99	$(4)	$95	$(107)	(112.6)%
Net (loss) income	$(19,058)	$(6,351)	$45,086	$38,735	$(57,793)	(149.2)%
Preferred stock dividends attributable to noncontrolling interests of subsidiary	(571)	—	—	—	(571)	100.0%
Net (loss) income attributable to controlling interest and common shareholders	$(19,629)	$(6,351)	$45,086	$38,735	$(58,364)	(150.7)%

Results by Segment

UACC

	Successor		Predecessor	Non-GAAP Combined	Non-GAAP	Non-GAAP
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three months ended March 31,
	2026	2025	2025	2025	Change	% Change
	(in thousands)
Interest income	$42,476	$37,157	$7,254	$44,411	$(1,935)	(4.4)%

Interest expense:
Warehouse credit facility	3,439	4,618	1,017	5,635	(2,196)	(39.0)%
Securitization debt	8,620	6,548	1,178	7,726	894	11.6%
Total interest expense	12,059	11,166	2,195	13,361	(1,302)	(9.7)%
Net interest income	30,417	25,991	5,059	31,050	(633)	(2.0)%

Realized and unrealized losses, net of recoveries	24,823	12,691	7,647	20,338	4,485	22.1%
Net interest income (loss) after losses and recoveries	5,594	13,300	(2,588)	10,712	(5,118)	(47.8)%

Noninterest income:
Servicing income	1,139	1,254	192	1,446	(307)	(21.2)%
Warranties and GAP income, net	2,765	3,571	390	3,961	(1,196)	(30.2)%
Other income	2,007	2,235	66	2,301	(294)	(12.8)%
Total noninterest income	5,911	7,060	648	7,708	(1,797)	(23.3)%

Expenses:
Compensation and benefits	16,737	13,694	2,398	16,092	645	4.0%
Professional fees	3,364	3,069	172	3,241	123	3.8%
Software and IT costs	2,965	2,086	367	2,453	512	20.9%
Depreciation and amortization	1,235	479	817	1,296	(61)	(4.7)%
Interest expense on corporate debt	761	480	85	565	196	34.7%
Impairment charges	—	3,479	—	3,479	(3,479)	(100.0)%
Other expenses	1,967	1,670	262	1,932	35	1.8%
Total expenses	27,029	24,957	4,101	29,058	(2,029)	(7.0)%

Provision for income taxes from continuing operations	—	39	—	39	(39)	(100.0)%

Preferred stock dividends attributable to noncontrolling interests of subsidiary	(571)	—	—	—	(571)	100.0%

Adjusted net loss	$(14,976)	$(834)	$(5,910)	$(6,744)	$(8,232)	122.1%

Stock compensation expense	$1,118	$302	$127	$429	$689	160.7%
Severance	$—	$21	$4	$25	$(25)	(100.0)%

CarStory

	Successor		Predecessor	Non-GAAP Combined	Non-GAAP	Non-GAAP
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three months ended March 31,
	2026	2025	2025	2025	Change	% Change
	(in thousands)
Noninterest income:
CarStory revenue	$1,333	$2,392	$432	$2,824	$(1,491)	(52.8)%
Other income	34	62	13	75	(41)	(54.7)%
Total noninterest income	1,367	2,454	445	2,899	(1,532)	(52.8)%

Expenses:
Compensation and benefits	1,243	1,360	326	1,686	(443)	(26.3)%
Professional fees	52	—	13	13	39	300.0%
Software and IT costs	2	—	2	2	—	0.0%
Depreciation and amortization	105	96	240	336	(231)	(68.8)%
Other expenses	93	138	20	158	(65)	(41.1)%
Total expenses	1,495	1,594	601	2,195	(700)	(31.9)%

Provision for income taxes from continuing operations	26	16	5	21	5	23.8%

Adjusted net income (loss)	$(130)	$839	$(153)	$686	$(816)	(119.0)%

Stock compensation expense	$24	$(5)	$8	$3	$21	698.8%

Corporate

	Successor		Predecessor	Non-GAAP Combined	Non-GAAP	Non-GAAP
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three months ended March 31,
	2026	2025	2025	2025	Change	% Change
	(in thousands)
Interest income (expense)	$—	$—	$(71)	$(71)	$71	100.0%

Realized and unrealized losses (gains), net of recoveries	(140)	(1,591)	(855)	(2,446)	2,306	94.3%
Net interest income after losses and recoveries	140	1,591	784	2,375	(2,235)	(94.1)%

Noninterest (loss) income:
Warranties and GAP income (loss), net	(79)	508	(83)	425	(504)	(118.6)%
Other income	—	184	34	218	(218)	(100.0)%
Total noninterest (loss) income	(79)	692	(49)	643	(722)	(112.3)%

Expenses:
Compensation and benefits	1,166	1,013	99	1,112	54	4.9%
Professional fees	1,104	2,278	112	2,390	(1,286)	(53.8)%
Software and IT costs	194	316	88	404	(210)	(52.0)%
Interest expense on corporate debt	451	—	91	91	360	395.6%
Impairment charges	—	677	—	677	(677)	(100.0)%
Other expenses	348	562	89	651	(303)	(46.5)%
Total expenses	3,263	4,846	479	5,325	(2,062)	(38.7)%

Provision for income taxes from continuing operations	166	95	—	95	71	74.7%

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance: Adjusted net income (loss), total available liquidity, and tangible book value.

Adjusted net income (loss) is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted net income (loss) facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes.

Tangible book value is calculated as stockholders' equity in accordance with GAAP, after subtracting intangible assets. A reconciliation of stockholders' equity to tangible book value is included above.

Total available liquidity represents unrestricted cash and cash equivalents, availability from warehouse credit facilities and available liquidity from delayed draw facility. A reconciliation of unrestricted cash and cash equivalents to total available liquidity is included above.

These non-GAAP measures have limitations as analytical tools because they do not reflect all of the amounts associated with our results of operations or liquidity as determined in accordance with GAAP. Additionally, they may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for those comparative purposes. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. The presentation of these non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures elsewhere herein.

Non-GAAP Combined Three Months Ended March 31, 2025

Our financial results for the periods from January 1, 2025 through January 14, 2025 and the three months ended March 31, 2025 are referred to as those of the “Predecessor” periods. Our financial results for the periods from January 15, 2025 through March 31, 2025 and the three months ended March 31, 2025 are referred to as those of the “Successor” periods. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report our results for the period from January 1, 2025 through January 14, 2025 and the period from January 15, 2025 through March 31, 2025, separately, management views our operating results for the three months ended March 31, 2025 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the most meaningful comparison of our results to prior periods. We believe we cannot adequately benchmark the operating results of the period from January 15, 2025 through March 31, 2025 against any of the previous or future periods reported in our Consolidated Financial Statements without combining it with the period from January 1, 2025 through January 14, 2025 and we do not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that the key performance metrics for the Successor period when combined with the Predecessor period provide more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion below also present the combined results for the three months ended March 31, 2025. The combined results for the three months ended March 31, 2025 represent the sum of the reported amounts for the Predecessor period from January 1, 2025 through January 14, 2025 and the Successor period from January 15, 2025 through March 31, 2025. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from the Prepackaged Chapter 11 Case and are not necessarily indicative of future results. Accordingly, the results for the combined three months ended March 31, 2026 (prepared on a GAAP basis) and three months ended March 31, 2025 (prepared on a Non-GAAP basis) may not be comparable, particularly for statement of operations line items significantly impacted by the reorganization transactions and the impact of fresh start accounting.

Adjusted net loss

We calculate Adjusted net loss as net income (loss) from continuing operations less preferred stock dividends attributable to noncontrolling interests of subsidiary, adjusted for stock compensation expense, severance expense, bankruptcy costs (which represent professional fees incurred related to the bankruptcy prior to filing of the petition and post-emergence), reorganization items, net (which relate to certain charges incurred during the bankruptcy proceedings, such as legal and professional fees incurred directly as a result of the bankruptcy proceeding, the write-off of deferred financing costs and discount on debt subject to compromise and other related charges), operating lease right-of-use assets impairment and long-lived asset impairment charges.

The following table presents a reconciliation of Adjusted net income (loss) to net income (loss) from continuing operations, which is the most directly comparable GAAP measure (in thousands):

	Successor		Predecessor	Non-GAAP Combined
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three months ended March 31,
	2026	2025	2025	2025
		(in thousands)
Net (loss) income from continuing operations	$(19,046)	$(6,450)	$45,090	$38,640
Preferred stock dividends attributable to noncontrolling interests of subsidiary	(571)	—	—	—
Adjusted to exclude the following:
Stock compensation expense	1,427	491	144	635
Severance expense	—	21	4	25
Bankruptcy costs (prepetition filing and post-emergence)	—	913	—	913
Reorganization items, net	—	—	(51,036)	(51,036)
Impairment charges	—	4,156	—	4,156
Adjusted net loss	$(18,190)	$(869)	$(5,798)	$(6,667)

	Successor	Successor	Successor	Successor	Successor	Predecessor	Non-GAAP Combined	Predecessor	Predecessor	Predecessor
	Period from January 1 through March 31,	Period from October 1 through December 31,	Period from July 1 through September 30,	Period from April 1 through June 30,	Period from January 15 through March 31,	Period from January 1 through January 14,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,
	2026	2025	2025	2025	2025	2025	2025	2024	2024	2024

Net income (loss) from continuing operations	(19,046)	$(11,521)	(27,142)	(8,932)	(6,450)	45,090	38,640	(36,716)	(37,744)	(19,104)
Preferred stock dividends attributable to noncontrolling interests of subsidiary	(571)	-	-	-	-	-	-	-	-	-
Stock compensation expense	1,427	1,410	1,444	1,836	491	144	635	935	1,244	2,446
Severance expense	-	-	-	367	21	4	25	287	763	1,685
Bankruptcy costs (prepetition filing and post-emergence)	-	-	-	-	913	-	913	3,582	-	-
Reorganization items, net	-	-	-	-	-	(51,036)	(51,036)	5,564	-	-
Gain on extinguishment of debt	-	-	-	-	-	-	-	-	-	-
Impairment charges	-	-	-	-	4,156	-	4,156	-	2,407	-
Adjusted Net Loss	(18,190)	(10,111)	(25,698)	(6,729)	(869)	(5,798)	(6,667)	(26,348)	(33,330)	(14,973)

Financial Outlook

For the full year 2026 we expect the following updated guidance:

Indirect origination volume(5): $475 - $515 million

Adjusted net income (loss)(3)(4)): ($25) - ($30) million

(5) Represents retail installment sale contracts originated through third-party dealers.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of May 14, 2026 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

About Vroom (Nasdaq: VRM)

Vroom owns and operates United Auto Credit Corporation (UACC), a leading indirect automotive lender serving the independent and franchise dealer market nationwide, and CarStory, a leader in AI-powered analytics and digital services for automotive retail. Prior to January 2024, Vroom also operated an end-to-end ecommerce platform to buy and sell used vehicles. Pursuant to its previously announced Value Maximization Plan, Vroom discontinued its ecommerce operations and used vehicle dealership business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our financial outlook for the full year 2026, including expected indirect origination volume and adjusted net loss guidance, anticipated performance of recently underwritten loan vintages, expected benefits of our technology platform and dealer portal, the restructuring, including its impact and intended benefits, our strategic initiatives and long-term strategy, planned technology investments, future results of operations and financial position, our total available liquidity, our liquidity position and the timing of any of the foregoing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Jon Sandison

investors@vroom.com

VROOM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of March 31,	As of December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$14,478	$10,384
Restricted cash (including restricted cash of consolidated VIEs of $59.1 million and $55.8 million, respectively)	59,221	55,914
Finance receivables at fair value (including finance receivables of consolidated VIEs of $778.5 million and $777.0 million, respectively)	804,613	808,636
Interest receivable (including interest receivables of consolidated VIEs of $11.2 million and $12.4 million, respectively)	11,527	12,834
Property and equipment, net	7,415	6,744
Intangible assets, net	11,895	12,370
Operating lease right-of-use assets	5,530	5,792
Other assets (including other assets of consolidated VIEs of $10.1 million and $9.8 million, respectively)	23,144	24,665
Assets from discontinued operations	—	46
Total assets	$937,823	$937,385
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Warehouse credit facilities of consolidated VIEs	$159,483	$318,655
Related party line of credit (Note 19)	18,500	18,500
Long-term debt (including securitization debt of consolidated VIEs of $551.0 million and $393.2 million, respectively)	577,968	423,197
Related party note (Note 19)	10,000	10,000
Operating lease liabilities	8,825	9,142
Other liabilities (including other liabilities of consolidated VIEs of $15.6 million and $15.7 million, respectively)	43,187	41,149
Liabilities from discontinued operations	223	124
Total liabilities	818,186	820,767
Commitments and contingencies (Note 12)

Mezzanine equity
Preferred units, no par value, 15,000 series A units and 7,500 series B units authorized and issued to noncontrolling interests of subsidiary (Note 13)	21,221	—

Stockholders’ equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 5,206,492 and 5,199,641 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5	5
Additional paid-in-capital	171,090	169,663
Accumulated deficit	(72,679)	(53,050)
Total stockholders’ equity (deficit)	98,416	116,618
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$937,823	$937,385

VROOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Successor		Predecessor
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,
	2026	2025	2025
Interest income	$42,476	$37,157	$7,183

Interest expense:
Warehouse credit facility	3,439	4,618	1,017
Securitization debt	8,620	6,548	1,178
Total interest expense	12,059	11,166	2,195
Net interest income	30,417	25,991	4,988

Realized and unrealized losses, net of recoveries	24,683	11,100	6,792
Net interest income (loss) after losses and recoveries	5,734	14,891	(1,804)

Noninterest income:
Servicing income	1,139	1,254	192
Warranties and GAP income (loss), net	2,686	4,079	307
CarStory revenue	1,333	2,392	432
Other income	2,041	2,481	113
Total noninterest income	7,199	10,206	1,044

Expenses:
Compensation and benefits	19,146	16,067	2,823
Professional fees	4,520	5,347	297
Software and IT costs	3,161	2,402	457
Depreciation and amortization	1,340	575	1,057
Interest expense on corporate debt	1,212	480	176
Impairment charges	—	4,156	—
Other expenses	2,408	2,370	371
Total expenses	31,787	31,397	5,181

Loss from continuing operations before reorganization items and provision for income taxes	(18,854)	(6,300)	(5,941)
Reorganization items, net	—	—	51,036
(Loss) income from continuing operations before provision for income taxes	(18,854)	(6,300)	45,095
Provision for income taxes from continuing operations	192	150	5
Net (loss) income from continuing operations	$(19,046)	$(6,450)	$45,090
Net (loss) income from discontinued operations	(12)	99	(4)
Net (loss) income	$(19,058)	$(6,351)	$45,086
Preferred stock dividends attributable to noncontrolling interests of subsidiary	$(571)	$—	$—
Net (loss) income attributable to controlling interest and common shareholders	$(19,629)	$(6,351)	$45,086

VROOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(in thousands, except share and per share amounts)

(unaudited)

	Successor		Predecessor
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,
	2026	2025	2025
Net (loss) income per share attributable to common stockholders, basic:
Continuing operations	(3.77)	(1.25)	24.74
Discontinued operations	—	0.02	(0.00)
Basic	$(3.77)	$(1.23)	$24.74
Net (loss) income per share attributable to common stockholders, diluted:
Continuing operations	(3.77)	(1.25)	23.89
Discontinued operations	—	0.02	(0.00)
Diluted	$(3.77)	$(1.23)	$23.89
Weighted-average number of shares outstanding used to compute net (loss) income per share attributable to common stockholders:
Basic	5,201,905	5,163,109	1,822,541
Diluted	5,201,905	5,163,109	1,887,370

VROOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Successor		Predecessor
	Three months ended March 31,	Period from January 15 through March 31,	Period from January 1 through January 14,
	2026	2025	2025
Operating activities
Net (loss) income from continuing operations	$(19,046)	$(6,450)	$45,090
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Impairment charges	—	4,156	—
Depreciation and amortization	1,340	575	1,057
Losses on finance receivables and securitization debt, net	28,862	17,575	4,762
Losses on Warranties and GAP	1,764	1,780	407
Stock-based compensation expense	1,427	491	144
Amortization of unearned discounts on finance receivables at fair value	—	—	(416)
Non-cash reorganization items, net	—	—	(51,741)
Other, net	88	(652)	193
Changes in operating assets and liabilities:
Finance receivables, held for sale
Originations of finance receivables, held for sale	—	—	(14,337)
Principal payments received on finance receivables, held for sale	—	—	6,481
Other	—	—	169
Interest receivable	1,307	1,443	(164)
Other assets	859	(3,575)	5,178
Other liabilities	1,674	1,946	(2,627)
Net cash provided by (used in) operating activities from continuing operations	18,275	17,289	(5,804)
Net cash provided by (used in) operating activities from discontinued operations	133	(452)	(207)
Net cash provided by (used in) operating activities	18,408	16,837	(6,011)
Investing activities
Finance receivables, held for investment at fair value
Purchases of finance receivables, held for investment at fair value	(113,495)	(120,528)	—
Principal payments received on finance receivables, held for investment at fair value	85,765	73,217	2,985
Principal payments received on beneficial interests	217	446	147
Purchase of property and equipment	(1,536)	(1,469)	(151)
Net cash (used in) provided by investing activities from continuing operations	(29,049)	(48,334)	2,981
Net cash provided by investing activities from discontinued operations	—	637	—
Net cash (used in) provided by investing activities	(29,049)	(47,697)	2,981
Financing activities
Proceeds from borrowings under secured financing agreements	225,000	307,780	—
Principal repayment under secured financing agreements	(65,916)	(34,281)	(16,676)
Proceeds from financing of beneficial interests in securitizations	—	16,223	—
Principal repayments of financing of beneficial interests in securitizations	(3,018)	(2,045)	(1,028)
Proceeds from warehouse credit facilities	87,200	88,500	11,900
Repayments of warehouse credit facilities	(246,372)	(338,031)	(8,094)
Proceeds from preferred units issued to noncontrolling interests of subsidiary, net of issuance costs	21,221	—	—
Other financing activities	(73)	(1,159)	—
Net cash provided by (used in) financing activities	18,042	36,987	(13,898)
Net increase (decrease) in cash, cash equivalents and restricted cash	7,401	6,127	(16,928)
Cash, cash equivalents and restricted cash at the beginning of period	66,298	61,441	78,369
Cash, cash equivalents and restricted cash at the end of period	$73,699	$67,568	$61,441

VROOM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,106	$9,221	$4,534
Cash paid for reorganization items, net	$—	$—	$1,705
Accrued and unpaid preferred stock dividends attributable to noncontrolling interests of subsidiary	$571	$—	$—
Cash paid for income taxes, net of (refunds)	$(391)	$(137)	$—